EXHIBIT 10.7
ASSET SALE AGREEMENT

The parties hereto agree as follow:

1. Effective as of the date of this Agreement, Advanced Cannabis Solutions, Inc. does hereby assign all of its assets, tangible or intangible, relating to its oil and gas map business to Steven Tedesco.

2. In consideration for the transfer of such assets, Steven Tedesco agrees to assume all of the liabilities of Advanced Cannabis Solutions, Inc. relating to its oil and gas map business.

December 30, 2013

ADVANCED CANNABIS SOLUTIONS, INC.

By: /s/ Robert L. Frichtel
       Robert L. Frichtel, President

/s/ Steven Tedesco
Steven Tedesco

ACS Asset Sale Agree. Tedesco 12-30-13